Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121406 of CryoLife, Inc. on Form S-3 and Registration Statement Nos. 33-83996, 33-84048, 333-06141, 333-59849, 333-104637 and 333-119137 of CryoLife, Inc on Form S-8 of our reports dated February 21, 2008 relating to the consolidated financial statements and financial statement schedule of CryoLife, Inc. (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption on October 1, 2005 of Statement of Financial Accounting Standards No. 123R “Share Based Payment” and the Company’s adoption on January 1, 2007 of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainly in Income Taxes”) and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CryoLife, Inc. for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

February 21, 2008